                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:

     Neal Miller
     Executive Vice President and Chief Financial Officer
     Cypress Communications
     nmiller@cypresscom.net
     ----------------------
     404-442-0234

              CYPRESS COMMUNICATIONS REPORTS RECORD NET INCOME FROM
   OPERATIONS IN SECOND QUARTER 2004 AND UPDATE ON INVESTMENT BANKING ACTIVITY

COMPANY ANNOUNCES ITS FIRST QUARTER OF NET INCOME, SECOND CONSECUTIVE QUARTER OF
       REVENUE GROWTH, AND THIRD CONSECUTIVE QUARTER OF IMPROVED EBITDA.

ATLANTA, August 3, 2004 - Cypress Communications Holding Co., Inc. (OTCBB:
CYHI), formerly known as U.S. RealTel, Inc., today reported its consolidated operating and financial results for its second quarter ended June 30, 2004.

         "I am very pleased with Cypress Communications' second quarter 2004 results. We continue to make significant strides in absorbing past acquisitions, stabilizing our customer base with new product initiatives and further reducing our operating costs. Our financial results reflect improved operating efficiencies - our first net income from operations in our company's history of $0.11 per share, two consecutive quarters of improved revenue, and three consecutive quarters of improved EBITDA. These accomplishments are the result of a concerted effort by all of our associates, and we are very proud of the results to date," said Gregory P. McGraw, president and chief executive officer of Cypress Communications.

FINANCIAL HIGHLIGHTS

         The Company reported revenues for the second quarter ended June 30, 2004 of $20.3 million, an increase of 2% from first quarter 2004 revenues of $19.9 million. The increase in revenue resulted from additional recurring revenue from EZ Officesm, a bundled managed service offering; the product expansion of EZ Office Managed IP Communications, and lower customer churn; as well as the macro economic improvements that have fueled business spending. Second quarter 2004 revenue also showed a 7% decrease from second quarter 2003 revenue of $21.8 million, primarily due to anticipated reductions in the customer base acquired in the acquisition of WorldCom's Intermedia Advanced Building Networks unit in 2002. Customer base reductions resulted from contract expirations and the decline in


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building occupancy rates in buildings serviced by Cypress Communications.
Revenues for the six months ended June 30, 2004 were $40.2 million, a decrease of 8% from $43.8 million for the six months ended June 30, 2003, for same reasons noted above.

         The Company reported net income of $664,000 or $0.11 per share for the second quarter of 2004 as compared to a net loss of $631,000 or ($0.11) per share for the first quarter of 2004 and a net loss of $56,000 or ($0.01) per share for the second quarter 2003 on 5,874,000 weighted average shares of common stock outstanding for each period respectively. The improvement in the reported net income is related primarily to the improved gross margins from EZ Office bundled services, lower operating expenses, the competitive local exchange carrier (CLEC) migration discussed below and the growth in revenues from quarter to quarter. Net income for the six months ended June 30, 2004 was $33,000 or $0.01 per share as compared to a net loss of $1.2 million or ($0.20) per share for the six months ended June 30, 2003 on 5,874,000 weighted average shares of common stock outstanding for each period respectively.

         The Company reported a 97% increase in second quarter 2004 EBITDA (net income (loss) excluding net interest, income taxes, depreciation and amortization) of $2.5 million, versus first quarter 2004 EBITDA of $1.3 million and a 47% increase versus second quarter 2003 EBITDA of $1.7 million. (Second quarter 2003 EBITDA includes a one-time extinguishment of certain accrued liabilities of $712,000 attributable to the Company's success in renegotiating a settlement of prior period disputes with one of its major suppliers.) When comparing EBITDA for the second quarter of 2004 to the first quarter of 2004 and to the second quarter of 2003, the increase in EBITDA can be primarily attributed to network cost savings and gross margins realized as a result of the substantial completion of network migration efforts as a CLEC to wholesale interconnection arrangements with the regional bell operating companies and incumbent local telephone companies. EBITDA for the six months ended June 30, 2004 was $3.8 million, a 90% increase over the $2.0 million of EBITDA reported for the six months ended June 30, 2003.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles ("GAAP"). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Securities and Exchange Commission Regulation G, the attached table provides a reconciliation of EBITDA to the GAAP measure of operating income (in thousands).

         As of June 30, 2004, cash, cash equivalents and short-term investments totaled $2.2million, as compared to $0.9 million at March 31, 2004. Working capital (current assets less current liabilities) has improved by approximately $1.6 million in the six months ended June 30, 2004.

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         "Our operating improvements enable Cypress to better address the changing needs of our customer base and to address new market and technological opportunities. During the quarter, we introduced EZ Officesm Managed IP Communications to our customers and prospects, offering them the durability of traditional telecom with the advanced functionality of a Web-enabled user interface and VoIP communications. For the first time, we can extend our solutions to businesses located outside of Cypress-powered buildings, expanding our potential market and revenue opportunities. And, if our customers move to another building or have multiple locations, Cypress can now provide them with a premium, managed IP communication solution," Mr. McGraw added.

CYPRESS COMMUNICATIONS OPERATIONAL HIGHLIGHTS

         - Cypress Communications signed an agreement to join the Level 3 Communications (NASDAQ: LVLT) partner program. As a Level(3)EnabledSM partner, Cypress provides managed IP communication solutions using (3)ToneSM Business services from Level 3 and its extensive network.

         - The Company expanded its EZ OfficeSM Managed IP Communications nationwide to the 25 major metropolitan markets it serves.

         - U.S. RealTel, Inc. (OTCBB:USRT), changed its name to Cypress Communications Holding Co., Inc., and the common stock now trades under the stock symbol OTCBB: CYHI. By uniting the holding and operating companies under the Cypress identity, Cypress is better able to communicate financial and operational information to shareholders, customers, and to the market at large.

         - In first quarter 2004, Cypress reorganized the sales channel structure, including adding centralized telesales, centralized lead generation and additional field sales resources for new business. The new organization is ramping as planned and expects to be fully productive in third quarter 2004.

         - In July 2004, the company renewed its senior credit facility with Silicon Valley Bank.

BUSINESS OUTLOOK

         In addition to its other managed telecom, video and Internet solutions, Cypress Communications will continue to offer managed VoIP communications to small- to medium-sized businesses located in and outside of Cypress-powered, commercial office buildings in its existing markets. "This capability opens up a much larger addressable marketplace for us to provide managed IP communications solutions to new customers," said Mr. McGraw.

         "According to leading industry analysts, VoIP communications has started to truly deliver voice and Internet convergence in the network, in applications and in the user interface. Several technologies have promised this before, but this time it is real," said Mr. McGraw. "We are in an excellent position to benefit from our experience in delivering bundled solutions over managed networks that ensure the voice quality-of-service that customers expect. Cypress will also benefit from our expertise in voice and data networks, customer premise equipment and our understanding of the unique needs of small to medium sized business customers," he added. "As we expand our growth strategy and product offerings, we will continue rationalizing and streamlining our operations to ensure a highly cost-effective network. As a


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result, Cypress Communications is effectively positioned to maintain its competitive edge and a leadership position," said Mr. McGraw.

         Cypress Communications continues to work with its financial advisor, Breckenridge Securities Corporation, to explore strategic alternatives. The Company's Board of Directors continue to consider the Company's options and intends to carefully review any strategic opportunity that can maximize shareholder value. However, there can be no assurance that any transaction will occur.

ABOUT CYPRESS COMMUNICATIONS

         Cypress Communications (OTCBB: CYHI) is the preferred communication solution provider in more than 1,300 commercial office buildings in 25 major metropolitan U.S. markets. Each day, Cypress uses its fiber optic and copper broadband infrastructure to connect more than 100,000 employees for over 8,500 small- and medium-sized businesses in commercial office buildings. As a single-source provider of communication solutions, Cypress supplies advanced digital and IP phones, unlimited local and long distance calling, business-class Internet connectivity, firewalls, security and VPN solutions, audio/web conferencing and business television solutions. The Cypress EZ Officesm product suite provides a premium bundled solution with one number to call for support, one simple bill and the highest level of service available.

         In addition to operating an extensive Cisco-powered network and the nation's largest hosted PBX network, Cypress offers a fully managed IP communications solution where Cypress can establish, monitor and manage voice quality of service for the entire network - as compared to delivery by unmanaged connections or the public Internet. Cypress Communications Holding Company, Inc., is headquartered in Atlanta, GA. The company's web address is www.cypresscom.net.

SAFE HARBOR STATEMENT

         Safe Harbor Statement under the Private Securities Reform Act of 1995:
The statements contained herein, which are not historical facts, are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

The Cypress Communications logo is a service mark of Cypress Communications, Inc. All other marks used herein are the property of their respective owners.


                                    -- end --

                    CYPRESS COMMUNICATIONS HOLDING CO., INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                        (In thousands except share data)

                                                                                       June 30,     December 31,
                                                                                         2004           2003
                                                                                       --------     ------------
                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                              $  2,153       $  1,900
Accounts receivable, net of allowance for doubtful accounts
  of $350 at June 30, 2004 and $412 at December 31, 2003                                  7,285          7,652
Prepaid expenses and other current assets                                                   884          1,271
                                                                                       --------       --------
TOTAL CURRENT ASSETS                                                                     10,322         10,823

PROPERTY AND EQUIPMENT, NET                                                              23,936         24,249
INTANGIBLE ASSETS, NET                                                                      123            523
                                                                                       --------       --------
TOTAL ASSETS                                                                           $ 34,381       $ 35,595

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses                                                  $ 13,256       $ 16,344
Line of credit                                                                            3,086          2,016
Current portion of long-term debt                                                           473            494
Deferred income                                                                           1,276          1,316
                                                                                       --------       --------
TOTAL CURRENT LIABILITIES                                                                18,091         20,170

Long term debt                                                                           18,135         17,543
Accrued liabilities, long-term                                                              490            315
                                                                                       --------       --------
TOTAL LIABILITIES                                                                        36,716         38,028

STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value; 5,000,000 shares authorized; 100 Series A
issued and outstanding shares at June 30, 2004 and December 31, 2003                                        --
Common stock, $.001 par value; 50,000,000 shares authorized; 6,468,000 issued
and outstanding shares (including treasury) at June 30, 2004 and December 31, 2003            6              6

Additional paid-in capital                                                               23,668         23,607

Accumulated deficit                                                                     (25,149)       (25,186)

Less: Treasury Stock, at cost; 594,000 shares at June, 2004 and December 31, 2003          (860)          (860)
                                                                                       --------       --------
TOTAL STOCKHOLDERS' DEFICIT                                                              (2,335)        (2,433)

                                                                                       $ 34,381       $ 35,595

                    CYPRESS COMMUNICATIONS HOLDING CO., INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2004
                AND THE THREE MONTHS ENDED JUNE 30, 2003 AND 2004


                                              For the three months ended     For the six months ended
                                              --------------------------     ------------------------
                                                June 30,       June 30,       June 30,       June 30,
                                                  2004           2003           2004           2003
                                                --------       --------       --------       --------
REVENUES                                        $ 20,271       $ 21,808       $ 40,155       $ 43,772

DIRECT COSTS                                       9,704          9,961         19,324         21,621
                                                --------       --------       --------       --------
REVENUES - NET OF DIRECT COSTS                    10,567         11,847         20,831         22,151
                                                --------       --------       --------       --------

OPERATING EXPENSES
   Sales and marketing                               617          1,626          1,591          3,019
   General and administrative                      8,658          9,958         17,839         19,716
   Stock based compensation                            9            333             61            333
   Extinguishment of liabilities
       and other credits                              --           (712)            --         (1,028)
                                                --------       --------       --------       --------

TOTAL OPERATING EXPENSES                           9,284         11,205         19,491         22,040
                                                --------       --------       --------       --------

OTHER INCOME (EXPENSE)
  Interest income                                     --              7             --             15
  Interest expense and financing costs              (708)          (648)        (1,430)        (1,273)
  Net gain on disposal of assets                     102             93            161             93
  Net loss on investment                             (13)          (150)           (37)          (150)
                                                --------       --------       --------       --------

TOTAL OTHER INCOME (EXPENSE) - NET                  (619)          (698)        (1,306)        (1,315)
                                                --------       --------       --------       --------

NET INCOME  (LOSS)                              $    664       $    (56)      $     33       $ (1,204)
                                                ========       ========       ========       ========

Net Income (Loss) Per Common Share - Basic
    and Diluted                                 $   0.11       $  (0.01)      $   0.01       $  (0.20)
                                                ========       ========       ========       ========

Weighted Average Common Shares Outstanding         5,874          5,874          5,874          5,874
                                                ========       ========       ========       ========

                    CYPRESS COMMUNICATIONS HOLDING CO., INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2004

                                                                                   2004          2003
                                                                                  -------       -------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net Income (loss)                                                               $    33       $(1,204)

  Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation and amortization                                                   2,339         1,995
    Bad debt expense                                                                  195           992
    Stock based compensation                                                           61           333
    (Gain) loss on disposal of assets                                                (123)          (93)
    Other non-cash items                                                              305           477

  Changes in assets and liabilities, net of acquisitions
      (Increase) decrease in accounts receivable                                      314        (1,509)
      Increase in prepaid expenses and other current assets                           230            (5)
      (Increase) decrease in other assets                                              35          (449)
      Increase (decrease) in accounts payable and accrued expenses                 (2,487)       (5,336)
      Increase (decrease) in deferred income                                          (40)        1,103
                                                                                  -------       -------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                   862        (3,696)
                                                                                  -------       -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of business                                                              --        (2,570)
  Capital expenditures                                                             (1,794)       (1,505)
  Sale of property and equipment                                                      160           157

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                (1,634)       (3,918)
                                                                                  -------       -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long term loans                                                        --         2,000
  Principal payments of long-term debt                                                (44)         (865)
  Proceeds from line of credit, net of repayments                                   1,069            --
                                                                                  -------       -------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                           1,025         1,135
                                                                                  -------       -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  253        (6,479)

CASH AND CASH EQUIVALENTS, AT BEGINNING OF PERIOD                                   1,900         8,258
                                                                                  -------       -------

CASH AND CASH EQUIVALENTS, AT END OF PERIOD                                       $ 2,153       $ 1,779
                                                                                  =======       =======

Supplemental Disclosure of Cash Flow Information:
     Interest paid                                                                $   685       $   577
                                                                                  =======       =======

Supplemental Disclosures of Noncash Investing  and Financing Activities

      Note payable in connection with acquisition of subsidiary                   $    --       $   500
                                                                                  =======       =======
      Capital leases assumed in connection with acquisition of subsidiary         $    --       $   107
                                                                                  =======       =======

Consistent with Securities and Exchange Commission Regulation G, the following table provides a reconciliation of EBITDA to the GAAP measure of operating income (in thousands):


                                     Three Months Ended                       Six Months Ended

                                                           (In Thousands)
                                    June 30,    March 31,      June 30,      June 30,     June 30,
                                     2004         2004           2003          2004         2003
                                    -------      -------       -------       -------      -------
Net Income (loss) as reported       $   664      $  (631)      $   (56)      $    33      $(1,204)
                                    -------      -------       -------       -------      -------

Adjustments:
Depreciation and amortization         1,143        1,196         1,163         2,339        1,995
Interest (income) expense, net          708          722           641         1,430        1,258
EBITDA                              $ 2,515      $ 1,287       $ 1,748       $ 3,802      $ 2,049
                                    -------      -------       -------       -------      -------